                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Stock Option Plan and 2004 Outside Directors Stock Option Plan of SciClone Pharmaceuticals, Inc. of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of SciClone Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

Palo Alto, California
October 26, 2004